BY-LAWS

of

THE FINITE SOLAR FINANCE FUND

A Delaware Statutory Trust

EFFECTIVE AS OF OCTOBER 15, 2021

INTRODUCTION

A.        Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as amended or supplemented from time to time (the “Declaration of Trust”), of The Finite Solar Finance Fund, a Delaware statutory trust (the “Trust”). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

B.        Definitions.

“Proposed Nominee” shall have the meaning set forth in Article II, Section 5 of these By-Laws.

“Proposed Nominee Associated Person” of any Proposed Nominee shall mean (A) any Person acting in concert with such Proposed Nominee, (B) any direct or indirect beneficial owner of Shares of the Trust (“Shares”) owned of record or beneficially by such Proposed Nominee or Person acting in concert with the Proposed Nominee, and (C) any Person controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person.

“Shareholder Associated Person” of any beneficial or record Shareholder (as defined below) shall mean (A) any Person acting in concert with such Shareholder, (B) any direct or indirect beneficial owner of Shares owned of record or beneficially by such Shareholder or any Person acting in concert with such Shareholder, (C) any Person controlling, controlled by or under common control with such Shareholder or a Shareholder Associated Person and (D) any member of the immediate family of such Shareholder or Shareholder Associated Person.

Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

ARTICLE I
OFFICES

Section 1.    PRINCIPAL OFFICES. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

Section 2.    DELAWARE OFFICE AND REGISTERED AGENT. The Trustees shall establish a registered office in the State of Delaware and shall appoint a registered agent for service of process in the State of Delaware.

Section 3.    OTHER OFFICES. The Board of Trustees (the “Board”) may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1.    MEETINGS. No annual meetings of the Shareholders (or any Class or Series) are required to be held.. A Shareholders’ meeting for the election of Trustees and the transaction of other proper business may be held when authorized or required by the Declaration. Special meetings of the Shareholders (or any Class or Series) may be called at any time by the President, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a majority of the Trustees.

Section 2.    PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board. In lieu of holding a Shareholders’ meeting at a designated place, the Board, in its sole discretion, may determine that any Shareholders’ meeting may be held solely by means of remote communication or both at a physical location and by means of remote communications. If any person is required to be present in person at a Shareholders’ meeting held at a physical location to act in any capacity other than as a shareholder or proxyholder (including chairperson of the meeting, officer of the Trust or inspector of election), such person may elect to attend and participate in the Shareholders’ meeting by means of remote communication; provided further, that any officer who is designated to be a proxyholder in proxy solicitation materials submitted by the Board to the Shareholders may elect to attend and participate in the Shareholders’ meeting by means of remote communications and shall be deemed to be present for purposes of quorum and voting. In the absence of any such designation by the Board, Shareholders’ meetings shall be held at the principal executive office of the Trust. For purposes of these By-Laws, the term “Shareholder” shall mean a record owner of Shares.

Section 3.    CALL OF MEETING. Meetings of the Shareholders shall be called as provided in Section 1 of this Article II.

Section 4.    NOTICE OF SHAREHOLDERS’ MEETING. All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than seven (7) nor more than one hundred twenty (120) days before the date of the meeting. The notice shall specify (i) the place (if any), date and hour of the meeting and the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

Section 5.    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of Shareholders shall be given either personally or by first-class mail, courier, telegraphic, facsimile or electronic transmission, or other written communication, charges prepaid, addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust’s books or is given, notice shall be deemed to have been given if sent to that Shareholder by first-class mail, courier, telegraphic, facsimile or electronic transmission, or other written communication to the Trust’s principal executive office. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with a courier, or sent by telegram, facsimile, electronic transmission or other means of written communication. The Trust may give a single notice to all Shareholders who share an address, which single notice shall be effective as to any Shareholder at such address. Failure to give notice of any meeting to one or more Shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any Shareholders’ meeting shall be executed by the Secretary, any assistant secretary, transfer agent, or solicitation agent of the Trust giving the notice and shall be filed and maintained in the records of the Trust. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Nothing contained in these By-Laws shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law), if applicable.

In this regard, a Shareholder’s notice to be proper must set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Trustee (a “Proposed Nominee”) (A) the name, age, business address and residence address of the Proposed Nominee and any Proposed Nominee Associated Person, (B) the Class and number of Shares that are beneficially owned or owned of record by the Proposed Nominee, (C) the date such Shares were acquired by the Proposed Nominee and the investment intent of such acquisition, (D) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Proposed Nominee, or any Proposed Nominee Associated Person, with respect to Shares, (E) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such Proposed Nominee, or any Proposed Nominee Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of share price changes for, such Proposed Nominee, or any Proposed Nominee Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such Proposed Nominee, or any Proposed Nominee Associated Person, with respect to the Shares, (F) all other information relating to the Proposed Nominee that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected), (G) whether such Shareholder believes the Proposed Nominee is, or is not, an “interested person” of the Trust, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules promulgated thereunder and information regarding the Proposed Nominee that is sufficient, in the discretion of the Board or any committee thereof or any authorized officer of the Trust, to make such determination, and (H) information to establish to the satisfaction of the Board that the Proposed Nominee satisfies the trustee qualifications then in effect; (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder, or any Shareholder Associated Person, (including any anticipated benefit to the Shareholder, or any Shareholder Associated Person, therefrom); (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such Shareholder, as they appear on the Trust’s stock ledger and current name and address, if different, and of any Shareholder Associated Person, (2) the Class and number of Shares which are owned beneficially and of record by such person and any Shareholder Associated Person, (3) the date such Shares were acquired and the investment intent of such acquisition, (4) whether and the extent to which any hedging or other transaction or Series of transactions has been entered into by or on behalf of such person, or any Shareholder Associated Person, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such person, or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to or manage risk of Share price changes for such person, or any Shareholder Associated Person, or to increase the voting power of such person, or any Shareholder Associated Person, with respect to any Share of the Trust (collectively “Hedging Activities”), (5) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any Shareholder Associated Person, and any other Person or Persons (including their names) in connection with the proposal of such business and any material interest of such person, or any Shareholder Associated Person, in such business, including any anticipated benefit therefrom to such person, or any Shareholder Associated Person, (6) the extent to which such person, or any Shareholder Associated Person, has engaged in Hedging Activities with respect to Shares or other equity interests of any other trust or company, (7) information relating to such person, or any Shareholder Associated Person, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Exchange Act, and (8) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any Shareholder Associated Person, and any Proposed Nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any Shareholder Associated Person, in such nomination, including any anticipated benefit therefrom to such person, or any Shareholder Associated Person; (iv) as to the Shareholder giving the notice and any Shareholder Associated Person covered by clauses (i) or (ii) of this paragraph, the name and address of such Shareholder, as they appear on the Trust’s stock ledger and current name and address, if different, and of such Shareholder Associated Person; and (v) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such Shareholder’s notice.

Section 6.    ADJOURNED MEETING; NOTICE. Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those Shareholders present in person or by proxy, or by the chairperson of the meeting. Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a Shareholders’ meeting prior to adjournment.

When any Shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. Notice shall be given if a new record date of the adjourned meeting is fixed or if the adjournment is for more than one hundred eighty (180) days from the record date set for the original meeting, in which case the Board shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.

The Trust may postpone or cancel a meeting of Shareholders by making a Public Announcement (as defined below) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten (10) days prior to such date and otherwise in the manner set forth in Section 5. “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Board with the Securities and Exchange Commission pursuant to the Exchange Act or the 1940 Act.

Section 7.    VOTING. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust and these By-Laws, as in effect at such time. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more Classes or Series of Shares shall require approval by the required vote of all the affected Classes and Series of Shares voting together as a single Class; provided, however, that as to any matter with respect to which a separate vote of any Class or Series of Shares is required by the 1940 Act or the Declaration of Trust, such requirement as to a separate vote by that Class or Series of Shares shall apply in addition to a vote of all the affected Classes and Series voting together as a single Class. Shareholders of a particular Class or Series of Shares shall not be entitled to vote on any matter that affects only one or more other Classes or Series of Shares. There shall be no cumulative voting in the election or removal of Trustees.

Subject to any provision of applicable law, the Declaration of Trust or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter, except that Trustees shall be elected by the affirmative vote of a plurality of the Shares voted at such a meeting, and (ii) where a separate vote of one or more Classes or Series of Shares is required on any matter, the affirmative vote of a majority of the Shares of such Class or Series present in person or represented by proxy and entitled to vote on the subject matter shall decide that matter insofar as that Class or Series is concerned.

The Shareholders’ vote may be by voice vote or by ballot; provided, however, that any election of Trustees must be by ballot if demanded by any Shareholder before the voting has begun. Any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to the total Shares that the Shareholder is entitled to vote on such proposal.

Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at a Shareholders’ meeting. Abstentions and broker non-votes will be treated as votes present at a Shareholders’ meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote “against” on proposals requiring a majority or other specified percentage of outstanding voting securities for approval.

Section 8.    QUORUM. Except when a larger quorum is required by applicable law, the Declaration of Trust or these By-Laws, thirty-three and one-third percent (33-1/3%) of the Shares outstanding and entitled to vote present in person or represented by proxy at a Shareholders’ meeting shall constitute a quorum at such meeting. When a separate vote by one or more Series or Classes is required, thirty-three and one-third percent (33-1/3%) of the outstanding Shares of each such Series or Class entitled to vote present in person or represented by proxy at a Shareholders’ meeting shall constitute a quorum of such Series or Class.

If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before any meeting of Shareholders at the time and place of any meeting, the Shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the Shares present and entitled to vote on such matter may by vote adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting until a quorum, as above defined, entitled to vote on such matter, shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened.

Section 9.    WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. The transactions of a meeting of Shareholders, however called and noticed and whether held at a particular place or by means of remote communication, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting with respect to that person, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 10.    PROXIES. Every Shareholder entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Shareholder and filed with the Secretary; provided, that an alternative to the execution of a written proxy may be permitted as provided in the second paragraph of this Section 10. A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy (whether by manual signature, electronic signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Shareholder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the Shareholder’s execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the Shareholder is received by the Trust before the proxy’s vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

With respect to any Shareholders’ meeting, the Board may act to permit the Trust to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the Shareholder’s authorization is received within eleven (11) months before the meeting. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

Section 11.    INSPECTORS OF ELECTION. Before any meeting of Shareholders, the Board may appoint any person or persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspector of election is so appointed, the chairperson of the meeting may, and on the request of any Shareholder or a Shareholder’s proxy shall, appoint an inspector of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more Shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the meeting may, and on the request of any Shareholder or a Shareholder’s proxy shall, appoint a person to fill the vacancy.

The inspectors shall:

(a)    determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b)    receive votes, ballots or consents;

(c)    hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)    count and tabulate all votes or consents;

(e)    determine when the polls shall close;

(f)    determine the result of voting or consents; and

(g)    do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

Section 12.    RECORD DATE. For purposes of determining the Shareholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Board may fix in advance a record date which shall not be more than 120 days nor less than 10 days before the date of any such meeting. If the Board does not so fix a record date:

(a)        The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the Business Day before the notice is given or, if notice is waived, at the close of business on the Business Day which is five (5) business days before the day on which the meeting is held.

(b)        The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

For the purpose of determining the Shareholders of any Series or Class who are entitled to receive payment of any dividend or of any other distribution, the Board may from time to time fix a date, which shall be before the date for the payment of such dividend or such other distribution, as the record date for determining the Shareholders of such Series or Class having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Board from setting different record dates for different Series or Classes.

Section 13.    ABSTENTIONS AND BROKER NON-VOTES. Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

Section 14.  ACTION WITHOUT A MEETING. Any action which may be taken by Shareholders may be taken without a meeting if such proportion of Shareholders as is required to vote for approval of the matter by law, the Declaration or these By-Laws consents to the action in writing and the written consents are filed with the records of Shareholders’ meetings. Such consents shall be treated for all purposes as a vote taken at a Shareholders’ meeting.

ARTICLE III
TRUSTEES

Section 1.    TRUSTEES AND VACANCIES. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of the State of Delaware, the Declaration of Trust, or these By-Laws.

Vacancies in the Board may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, unless the Board calls a meeting of Shareholders for the purpose of filling such vacancies. In the event that all Trustee offices become vacant, an authorized officer of the Investment Adviser shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee, subject to the provisions of the 1940 Act. In such case, the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board; provided, however, that the percentage of Trustees who are not Interested Persons of the Trust shall be no less than that permitted by the 1940 Act. Thereupon, the Investment Adviser shall resign as Trustee and a meeting of the Shareholders shall be called, as required by the 1940 Act, for the election of Trustees.

Section 2.    MEETINGS; PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairperson, President or by any other Trustee at the time being in office.

All meetings of the Board may be held at any place within or outside the State of Delaware that has been designated from time to time by the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting for purposes of the Delaware Act and, to the extent permitted, the 1940 Act.

Section 3.    REGULAR MEETINGS. Regular meetings of the Board shall be held without call at such time as shall from time to time be fixed by the Board. Such regular meetings may be held without notice.

Section 4.    SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the President, the Secretary or any Trustee.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail, courier or telegram, charges prepaid, or by facsimile or electronic transmission, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the meeting. In case the notice is delivered personally, by telephone, by courier, to the telegraph company, or by express mail, facsimile, electronic transmission, it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

Section 5.    ACTION WITHOUT A MEETING. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office; provided, that if a provision of the Declaration of Trust requires a different percentage of Trustees to take an action described in such provision, then such action may be taken without a meeting by the written consent of the percentage of Trustees specified in such provision. Any such written consent may be executed and given by electronic transmission. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 6. RATIFICATION. The Board may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board could have originally authorized the matter. Moreover, any action or inaction questioned in any Shareholder’s derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or Shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 7.    QUORUM. A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Sections 9 and 10 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of the Declaration of Trust and except as required under the 1940 Act. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 8.    WAIVER OF NOTICE. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement about the lack of notice to that Trustee.

Section 9.    ADJOURNMENT. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place.

Section 10.    NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than seven (7) days, in which case notice of the time and place shall be given before the time of the recommencement of an adjourned meeting to the Trustees who were present at the time of the adjournment.

Section 11.    FEES AND COMPENSATION OF TRUSTEES. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board. This Section 11 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

Section 12. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Declaration of Trust or these By-Laws, this Section 12 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board under this Article III cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board, (i) a meeting of the Board or a committee thereof may be called by any Trustee or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board during such an Emergency may be given less than 24 hours prior to the meeting to as many Trustees and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of Trustees necessary to constitute a quorum shall be one-third of the entire Board (with a minimum of two Trustees).

 ARTICLE IV
COMMITTEES

Section 1.    COMMITTEES OF TRUSTEES. The Board may, by resolution adopted by a majority of the authorized number of Trustees, designate one or more committees as set forth in the Declaration of Trust, to serve at the pleasure of the Board. The Board may designate one or more Trustees or other persons as alternate members of any committee who may replace any absent member at any meeting of the committee. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members and its chair. Each committee member shall serve at the pleasure of the Trustees. Each committee shall maintain records of its meetings and report its actions to the Trustees. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect. The Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law.

Section 2.    MEETINGS AND ACTION OF COMMITTEES. Any committee, including an executive committee, if any, may act with or without a meeting. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of the Declaration of Trust and Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee. Special meetings of any committee may also be called by resolution of the Board, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

ARTICLE V
OFFICERS

Section 1.    OFFICERS. The officers of the Trust shall be a President, a Secretary, a Treasurer and, if required by the 1940 Act, a Chief Compliance Officer. The Trust may also have, at the discretion of the Board, one or more vice chairpersons, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Two or more offices may be held by a single person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, the Declaration or these By-Laws to be executed, acknowledged or verified by any two or more officers. Any officer may be, but need not be, a Trustee or Shareholder.

Section 2.    ELECTION OF OFFICERS. The officers of the Trust shall be chosen by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

Section 3.    SUBORDINATE OFFICERS. The Board may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board may from time to time determine.

Section 4.    REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board or by written consent, or by an officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in such notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5.    VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

Section 6.    CHAIRPERSON OF THE BOARD. The Chairperson of the Board shall, if present, preside at meetings of the Board and the Shareholders and exercise and perform such other powers and duties as may be from time to time assigned to the Chairperson by the Board or prescribed by these By-Laws. In the absence, resignation, disability or death of the President, the Chairperson shall exercise all the powers and perform all the duties of the President until his or her return, such disability shall be removed or a new President shall have been elected.

Section 7.    VICE CHAIRPERSON. Any vice chairperson shall perform such duties as may be assigned to him from time to time by the Board.

Section 8.    PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the Chairperson of the Board, the President shall be the principal operating and executive officer of the Trust and shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Trust. In the absence of the Chairperson of the Board, the President or his designee shall preside at all meetings of the Shareholders and at all meetings of the Board. The President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board or these By-Laws.

Section 9.    VICE PRESIDENTS. In the absence or disability of the President and the Chairperson of the Board, the executive vice presidents or vice presidents, if any, in order of their rank as fixed by the Board or if not ranked, a vice president designated by the Board, shall perform all the duties of the President and when so acting shall have all powers of, and be subject to all the restrictions upon, the President. The executive vice president or vice presidents, whichever the case may be, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these By-Laws, the President or the Chairperson of the Board.

Section 10.    SECRETARY. The Secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of Shares present or represented at Shareholders’ meetings, and the proceedings.

The Secretary shall cause to be kept at the principal executive office of the Trust or at the office of the Trust’s administrator, transfer agent or registrar, as determined by resolution of the Board, a Share register or a duplicate Share register showing the names of all Shareholders and their addresses, the number, Series and Classes of Shares held by each, the number and date of certificates, if any, issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board required by these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board or by these By-Laws.

Section 11.    TREASURER. The Treasurer shall be the principal financial officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Shares. The books of account shall at all reasonable times be open to inspection by any Trustee.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Trust as may be ordered by the Board, shall render to the President and Trustees, whenever they request it, an account of all of the Treasurer’s transactions as principal financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board or these By-Laws.

Section 12.    CHIEF LEGAL OFFICER. The Chief Legal Officer, to the extent the Board may determine that such role shall exist rather than a qualified legal compliance committee, shall serve as Chief Legal Officer for the Trust, solely for purposes of complying with the attorney conduct rules (“Attorney Conduct Rules”) enacted by the Securities Exchange Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (the “Act”). The Chief Legal Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307 of the Act. The Chief Legal Officer, in his sole discretion, may delegate his responsibilities as Chief Legal Officer under the Attorney Conduct Rules to another attorney or firm of attorneys.

Section 13.    CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for administering the Trust’s policies and procedures approved by the Board under Rule 38a-1 of the 1940 Act. Notwithstanding any other provision of these By-Laws, the designation, removal and compensation of Chief Compliance Officer are subject to Rule 38a-1 under the 1940 Act.

Section 14.    COMPENSATION OF OFFICERS. Each officer may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

Section 15. BONDS AND SURETY. Any officer may be required by the Trustees to be bonded for the faithful performance of such officers duties in such amount and with such sureties as the Trustees may determine.

 ARTICLE VI
RECORDS AND REPORTS

Section 1.    MAINTENANCE AND INSPECTION OF SHARE REGISTER. To the fullest extent permitted by law, no Shareholder shall have any right to inspect any account, book or document of the Trust (including, for the avoidance of doubt, any list of the Trust’s Shareholders) that is not publicly available, except as conferred by the Trustees or in these By-Laws. The foregoing shall replace and restrict any default rights that a Shareholder might otherwise be entitled to under Section 3819 of the Delaware Act or otherwise.

Section 2.    MAINTENANCE AND INSPECTION OF DECLARATION OF TRUST AND BY-LAWS. The Trust shall keep at its offices the original or a copy of the Declaration of Trust and these By-Laws, as amended or restated from time to time, where they may be inspected during the Trust’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder’s interest as a Shareholder.

Section 3.    INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right during the Trust’s regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VII
DIVIDENDS

Section 1.    DECLARATION OF DIVIDENDS. Dividends upon the Shares of beneficial interest of the Trust may, subject to the provisions of the Declaration of Trust, if any, be declared by the Board at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in Shares.

Section 2.    RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Board shall deem to be in the best interests of the Trust, and the Board may abolish any such reserve in the manner in which it was created.

ARTICLE VIII
GENERAL MATTERS

Section 1.    CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by the Board or as may be contracted to service providers.

Section 2.    CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board, except as otherwise provided in these By-Laws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3.    CERTIFICATES FOR SHARES. No certificates for Shares of beneficial interest in any Series shall be issued except as the Board may otherwise determine from time to time. Should the Board authorize the issuance of such certificates, a certificate or certificates for Shares of beneficial interest in any Series of the Trust may be issued to a Shareholder upon the Shareholder’s request when such Shares are fully paid. All certificates shall be signed in the name of the Trust by the Chairperson of the Board or the President or any vice president and by the Treasurer or an assistant treasurer or the Secretary or any assistant secretary, certifying the number of Shares and the Series and Class of Shares owned by the Shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its Shares by electronic or other means.

Section 4.    LOST CERTIFICATES. Except as provided in Section 3 or this Section 4 of this Article VIII, no new certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board may, in case any Share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 5.    REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST. The Chairperson of the Board, the President or any vice president or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all Shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 6.    TRANSFER OF SHARES. Shares shall be transferable only on the record books of the Trust by the person in whose name such Shares are registered, or by his or her duly authorized attorney or representative. In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent. No transfer shall be made unless and until the certificate issued to the transferor, if any, shall be delivered to the Trust, its transfer agent or other duly authorized agent, properly endorsed.

Section 7.    HOLDERS OF RECORD. The Trust shall be entitled to treat the holder of record of any Share or Shares as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not the Trust shall have express or other notice thereof.

Section 8.    FISCAL YEAR. The fiscal year of the Trust shall be established, re-established or changed from time to time by resolution of the Board.

Section 9.    REMOTE COMMUNICATION. For the purposes of these By-Laws, if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, Shareholders and proxyholders may, by means of remote communication:

(a) participate in a meeting of Shareholders; and

(b) be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or by means of remote communication, provided that (i) the Trust will implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder, (ii) the Trust will implement reasonable measures to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholder, including without limitation an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, the Trust or its agent will maintain a record of such vote or other action.

Section 10.    ELECTRONIC DOCUMENTS. Whenever this Agreement requires delivery of a notice, demand or consent in writing, delivery of such notice or consent, an electronic transmission, as defined in the Delaware Statutory Trust Act, is the equivalent of a writing. Whenever this Agreement requires or permits a signature, the signature may be a manual, facsimile, or an electronic signature, as defined in the Delaware Statutory Trust Act.

Section 11. FORUM. Unless the Trust consents in writing to the selection of an alternative forum, the sole and exclusive forums for any Shareholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Trust; (ii) any action asserting a claim or breach of a fiduciary duty owed by any Trustee, officer or employee, if any, of the Trust to the Trust or the Shareholders or its beneficial owners; (iii) any action asserting a claim against the Trust, its Trustees, officers or employees, if any, arising pursuant to any provision of the Delaware Statutory Trust Act or the Declaration of Trust or By-Laws; or (iv) any action asserting a claim against the Trust, its Trustees, officers or employees, if any, governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware.

Any person or entity that is a Shareholder shall be deemed to have notice of and consented to the foregoing provision. If any provision or provisions of this Section 11 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 11 (including, without limitation, each portion of any sentence of this Section 11 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable), and the application of such provision to other persons or entities and circumstances, shall not in any way be affected or impaired thereby.

ARTICLE IX
AMENDMENTS

Section 1.    AMENDMENT. These By-Laws may be restated and/or amended at any time, without the approval of the Shareholders, by an instrument in writing signed by, or a resolution of, a majority of the then Board.